UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2010

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2010, the Board of Directors (the “Board”) of Advance America, Cash Advance Centers, Inc. (the “Company”) appointed Mr. Gardner G. Courson and Mr. Anthony T. Grant as directors, each with a term to expire at the next annual meeting of the Company’s stockholders.

Gardner G. Courson, age 62, is an attorney practicing complex business litigation and has been the Managing Director of the Litigation and Compliance practice group of FSB Legal Counsel, a Fisher Broyles LLC, since February 2009.  From October 2007 through January 2009, Mr. Courson worked as an independent legal consultant assisting corporations assess strategies, costs, and work plans related to complex business litigation.  From August 2004 through September 2007, Mr. Courson was the Vice-President and General Counsel of Tyco Fire & Security, a $12 billion global manufacturing, sales and service organization, and a division of Tyco International.  Prior to 2004, Mr. Courson served as Vice-President and Deputy General Counsel, Litigation of Tyco International (U.S.).

Anthony T. Grant, age 51, is the co-founder of Grant Business Strategies, Inc., a financial and strategic advisory firm focusing on middle-market, non-profit, and small companies, and has served as its Chief Executive Officer since December 2001.  In this capacity, Mr. Grant is responsible for assisting clients with business development and financial analysis, as well as the underwriting, structure, and placement of debt.  Prior to 2001, Mr. Grant served in various management positions in the North Carolina and South Carolina banking groups for Bank of America, N.A.  Mr. Grant was also president of a nationwide professional banking group within Bank of America that managed the business and private banking of a segment of high net worth clients.

In connection with joining the Board, on March 15, 2010, the Company granted each of Messrs. Courson and Grant 4,601 shares of restricted common stock under the Company’s 2004 Omnibus Stock Plan, which grants vest ratably on the first three anniversaries of the grant date. Messrs. Courson and Grant each also will be paid by the Company the standard board fees for its non-employee directors of $70,000 per year plus $1,000 for each meeting of the Board or its committees that he attends.

The Company also entered into an Indemnification Agreement (the “Agreement”) with each of Messrs. Courson and Grant.  The Agreement provides that the Company will indemnify the covered director to the fullest extent permitted by law.  The Agreement is in substantially the same form as the indemnification agreements previously entered into with the Company’s other directors and officers, a copy of which is filed herewith as Exhibit 99.1 to this Report on Form 8-K and incoporated herein by reference.

The Board has determined that Messrs. Courson and Grant are “independent” under the applicable rules of the NYSE and have no material relationship with the Company.  Mr. Courson has been named to the Nominating and Corporate Governance Committee to fill the vacancy resulting from Mr. Benjamin’s resignation.

As previously announced, in January 2010 Stephen K. Benjamin notified the Company that he would not stand for re-election to the Board at the Company’s 2010 annual meeting of stockholders.  On March 15, 2010, Mr. Benjamin notified the Company, that he was resigning from the Board for personal reasons, effective immediately.  Mr. Benjamin’s decision to resign did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Also on March 15, 2010, the Board increased its size to ten members from nine, with Mr. Courson and Mr. Grant filling the vacancy resulting from Mr. Benjamin’s resignation and the newly-

created vacancy.

On March 16, 2010, the Company issued a press release announcing the appointment of Messrs. Courson and Grant to its Board of Directors, a copy of which is filed herewith as Exhibit 99.2 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, Registration No. 33-118227)
99.2	Press Release, dated March 16, 2010, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 16, 2010

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description
99.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, Registration No. 33-118227)
99.2	Press Release, dated March 16, 2010, of Advance America, Cash Advance Centers, Inc.